Exhibit 99.5

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Sole Member

CSC Holdings, LLC:

We consent to the incorporation by reference in the registration statement (No. 333-71965-01) on Form S-3 of CSC Holdings, LLC of our report dated February 25, 2010, except for Notes 1, 2, 4 through 10, 12 through 20 and 22 which are as of May 21, 2010, with respect to the consolidated balance sheets of CSC Holdings, LLC and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in total deficiency and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2009 and the related financial statement schedule listed in Item 15(a)(2), and our report dated February 25, 2010, with respect to the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in this combined report on Form 8-K of CSC Holdings, LLC and Cablevision Systems Corporation.

/s/ KPMG LLP

Melville, New York

May 21, 2010